Exhibit 99.1

eLandia Announces Second Quarter 2010 Financial Results

•	Q2 Revenue: $36.7 million versus $25.4 million in the second quarter of 2009 — a 44% increase.

•	YTD Revenue: $75.3 million for the six months ended June 30, 2010 versus $56.3 million for the six months ended June 30, 2009 — a 34% increase.

•	Q2 Adjusted EBITDA: ($450,000), excluding costs associated with the Amper transaction and non-cash share based compensation, versus ($10.2 million) in the second quarter of 2009 — a 96% improvement.

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YTD Adjusted EBITDA: ($832,000), excluding costs associated with the Amper transaction and non-cash share based compensation, for the six months ended June 30, 2010 versus ($15.7 million) for the six months ended June 30, 2009 — a 95% improvement.

•	Net loss: ($2.4 million) as compared to ($14.0 million) in the second quarter of 2009 — an 83% improvement.

•	YTD net loss: ($5.5 million) for the six months ended June 30, 2010 compared to ($35.3 million) for the six months ended June 30, 2009 — an 84% improvement.

MIAMI, Fla., August 16, 2010 – eLandia International, a leading technology enabler in Latin America, today announced its second quarter results ending June 30, 2010.

eLandia continues to show improvement in its key financial metrics, including a 44% growth in revenues over the same quarter last year. This was driven by stronger demand for the company’s infrastructure and integration services in key markets combined with tighter operational controls across all areas of the business. Excluding Venezuela, where the company continues to strategically reduce its operations, revenues rose 74% over the same quarter last year. Venezuela represented 15% of revenues in the current quarter, compared to 30% in the prior year period, and 12% in the first six months of 2010 compared to 36% in 2009.

With costs associated with the Amper transaction and certain share based compensation expense added back, the Company improved earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA to ($450,000) in the second quarter of 2010 compared to ($10.2 million) loss in the same quarter the previous year. Adjusted EBITDA for the second quarter of 2010 and 2009 is net of $414,000 and $0 of Amper-related transaction expenses and $310,000 and $535,000 of non-cash share-based compensation expense, respectively. Adjusted EBITDA for the six months ended June 30, 2010 was ($832,000), compared to ($15.7 million) for the six months ended June 30, 2009. Adjusted EBITDA for the six months ended June 30, 2010 and 2009 is net of $532,000 and $0 of Amper-related transaction expenses and $626,000 and $1,170,000 of non-cash share-based compensation expense, respectively. This reflected higher revenues and ongoing efforts to streamline operations with tighter cost containment across the company.

eLandia reported an 83% decrease in net losses compared to the same period in 2009, with a second quarter 2010 net loss of ($2.4 million) on a generally accepted accounting principles (GAAP) basis, compared to a net loss of ($14.0 million) for the second quarter of 2009. Net loss for the six months ended June 30, 2010 decreased 84% compared to the same period last year, from ($35.3 million) to ($5.5 million).

“During the quarter we continued to see significant improvements across a number of areas of our business. The company’s financial performance in Q2 provides a clear indication that we are on the right path,” said Pete R. Pizarro, chairman and chief executive officer of eLandia.

“Our strategy of investing in the business during the downturn, combined with a focus on operational excellence, productivity and innovation, are driving our growth. We believe that we are well-positioned across Latin America—in our customer segments and key product categories—to leverage growing demand for technology investment.

Financial results for the applicable periods do not include results of operations from the previously announced transaction with Amper and the acquisition of its subsidiary Medidata in Brazil.

The terms EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA are non-GAAP financial measures that the management of eLandia believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of eLandia’s operating performance, or cash flow, as a measure of eLandia’s liquidity. In addition, because these financial measures may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. eLandia’s management believes that presenting these financial measures as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating eLandia’s operating performance in some of the same manners that management does because these financial measures exclude certain items that are not directly related to eLandia’s core operating performance. eLandia’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These financial measures have certain limitations in that they do not take into account the impact to eLandia’s statement of operations of certain expenses, including stock-based compensation, amortization of non-cash marketing, amortization of intangibles, depreciation, gains and losses on asset dispositions, asset impairment charges, acquisition-related cost and charges and one-time items.

About eLandia

With more than 3,000 business customers and a presence in 17 countries, eLandia (OTC BB: ELAN.OB), and its family of companies deliver an array of information and communications technology services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers in implementing world-class integrated infrastructure solutions and cutting-edge networking technologies, as well as building highly-qualified local workforces to enable their businesses to transform and integrate into the global economy. For more information, please visit www.elandiagroup.com.

CONTACT:

Diana Abril

305.415.8830

diana.abril@elandiagroup.com

Presentation of Non-GAAP Information

This news release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenue, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and “conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. More information about potential factors that could affect the Company’s business and financial results is included in our filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which only reflect the views of the Company’s management as of the date of this press release. Such statements speak only to the date such statements are made and the Company does not undertake to update any forward-looking statements. Reported results should not be considered as an indication of future performance.

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